EXHIBIT 99.2

American Strategic Investment Co.
Supplemental Information

Quarter ended December 31, 2025 (unaudited)

American Strategic Investment Co.
Supplemental Information
Quarter ended December 31, 2025 (Unaudited)

Forward-looking Statements:
This supplemental package of American Strategic Investment Co. (formerly known as New York City REIT, Inc.) (the “Company” or “ASIC”) includes statements that are not historical facts and may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. The words “may,” “will,” “seeks,” “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include (a) the anticipated benefits of the Company’s election to terminate its status as a real estate investment trust, (b) whether the Company will be able to successfully acquire new assets or businesses, (c) the potential adverse effects of the geopolitical instability due to the ongoing military conflicts between Russia and Ukraine and Israel and Hamas, including related sanctions and other penalties imposed by the U.S. and European Union, and the related impact on the Company, the Company’s tenants, and the global economy and financial markets, (d) inflationary conditions and higher interest rate environment, (e) that any potential future acquisition or disposition is subject to market conditions and capital availability and may not be completed on favorable terms, or at all, (f) that we may not be able to continue to meet the New York Stock Exchange's ("NYSE") continued listing requirements and rules, and the NYSE may delist the Company's common stock, which could negatively affect the Company, the price of the Company's common stock and shareholders' ability to sell the Company's common stock, as well as those risks and uncertainties set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed on March 26, 2026 and all other filings with the Securities and Exchange Commission after that date, including but not limited to the subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent report. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.

American Strategic Investment Co.
Supplemental Information
Quarter ended December 31, 2025 (Unaudited)

Non-GAAP Financial Measures
This release discusses the non-GAAP financial measures we use to evaluate our performance, including Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Net Operating Income (“NOI”) and Cash Net Operating Income (“Cash NOI”) and Cash Paid for Interest. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net loss, is provided above.
In December 2022 we announced that we changed our business strategy and terminated our election to be taxed as a REIT effective January 1, 2023, however, our business and operations have not materially changed in the first quarter of 2023. Therefore, we did not change any of the non-GAAP metrics that we have historically used to evaluate performance.
Caution on Use of Non-GAAP Measures
EBITDA, Adjusted EBITDA, NOI, Cash NOI and Cash Paid for Interest should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP metrics.
As a result, we believe that the use of these non-GAAP metrics, together with the required GAAP presentations, provide a more complete understanding of our performance, including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, these non-GAAP metrics are not indicative of cash available to fund ongoing cash needs, including the ability to pay cash dividends. Investors are cautioned that these non-GAAP metrics should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income, Cash Net Operating Income and Cash Paid for Interest.
We believe that EBITDA and Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for (i) impairment charges, (ii) interest income or other income or expense, (iii) gains or losses on debt extinguishment, (iv) equity-based compensation expense, (v) acquisition and transaction costs, (vi) gains or losses from the sale of real estate investments and (vii) expenses paid with issuances of common stock in lieu of cash is an appropriate measure of our ability to incur and service debt. We consider EBITDA and Adjusted EBITDA useful indicators of our performance. Because these metrics’ calculations exclude such factors as depreciation and amortization of real estate assets, interest expense, and equity-based compensation (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), these metrics; presentations facilitate comparisons of operating performance between periods and between other companies that use these measures. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other companies may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other companies.
NOI is a non-GAAP financial measure used by us to evaluate the operating performance of our real estate. NOI is equal to total revenues, excluding contingent purchase price consideration, less property operating and maintenance expense. NOI excludes all other items of expense and income included in the financial statements in calculating net income (loss). We believe NOI provides useful and relevant information because it reflects only those income and expense items that are incurred at the property level and presents such items on an unleveraged basis. We use NOI to assess and compare property level performance and to make decisions concerning the operations of the properties. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating expenses and acquisition activity on an unleveraged basis, providing perspective not immediately apparent from net income (loss). NOI excludes certain items included in calculating net income (loss) in order to provide results that are more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other companies that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or our ability to pay dividends.
Cash NOI, is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as NOI excluding amortization of above/below market lease intangibles and straight-line adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other companies. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a

American Strategic Investment Co.
Supplemental Information
Quarter ended December 31, 2025 (Unaudited)
measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other companies present Cash NOI.
Cash Paid for Interest is calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net. Management believes that Cash Paid for Interest provides useful information to investors to assess our overall solvency and financial flexibility. Cash Paid for Interest should not be considered as an alternative to interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP.

American Strategic Investment Co.
Supplemental Information
Quarter ended December 31, 2025 (Unaudited)

Key Metrics
As of and for the three months ended December 31, 2025
Amounts in thousands, except per share data, ratios and percentages

Financial Results (Amounts in thousands, except per share data)
Revenue from tenants	$6,476
Net loss attributable to common stockholders	$(6,697)
Basic and diluted net loss per share attributable to common stockholders	$(2.62)
Cash NOI (1)	$1,813
Adjusted EBITDA (1)	$(1,223)

Balance Sheet and Capitalization (Amounts in thousands, except ratios and percentages)
Gross asset value (2)	$525,739
Net debt (3) (4)	$249,703
Total consolidated debt (4)	$251,000
Total assets	$445,160
Cash and cash equivalents (5)	$1,297
Common shares outstanding as of December 31, 2025	2,693
Net debt to gross asset value	47.5%
Net debt to annualized adjusted EBITDA (1) (annualized based on quarterly results)	(51.0)	x
Weighted-average interest rate cost (6)	4.5%
Weighted-average debt maturity (years) (7)	1.5
Interest Coverage Ratio (8)	(0.3)	x

Real Estate Portfolio
Number of properties	5
Number of tenants	49
Square footage (millions)	0.7
Leased	80.3%
Weighted-average remaining lease term (years) (9)	6.1
______
(1)These Non-GAAP metrics are reconciled below.
(2)Defined as total assets of $445.2 million plus accumulated depreciation and amortization of $80.6 million as of December 31, 2025.
(3)Represents total debt outstanding of $251.0 million, less cash and cash equivalents of $1.3 million.
(4)Excludes the effect of deferred financing costs, net.
(5)Under the terms of one of the Company’s mortgage loans, the Company is required to maintain minimum liquid assets (i.e. cash, cash equivalents and restricted cash) of $7.5 million.
(6)The weighted average interest rate cost is based on the outstanding principal balance of the debt.
(7) The weighted average debt maturity is based on the outstanding principal balance of the debt.
(8)The interest coverage ratio is calculated by dividing adjusted EBITDA for the applicable quarter by cash paid for interest (calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net). Management believes that Interest Coverage Ratio is a useful supplemental measure of our ability to service our debt obligations. Adjusted EBITDA and cash paid for interest are Non-GAAP metrics and are reconciled below.
(9)Based on annualized straight-line rent as of December 31, 2025.

American Strategic Investment Co.
Supplemental Information
Quarter ended December 31, 2025

Consolidated Balance Sheets
Amounts in thousands

	December 31,
	2025	2024
ASSETS	(Unaudited)
Real estate investments, at cost:
Land	$114,099	$129,517
Buildings and improvements	268,474	341,314
Acquired intangible assets	5,389	19,063
Total real estate investments, at cost	387,962	489,894
Less accumulated depreciation and amortization	(80,579)	(91,135)
Total real estate investments, net	307,383	398,759
Cash and cash equivalents	1,297	9,776
Restricted cash	6,750	9,159
Contract asset	108,648	—
Operating lease right-of-use asset	—	54,514
Prepaid expenses and other assets	3,169	5,233
Straight-line rent receivable	15,421	23,060
Deferred leasing costs, net	2,492	6,565
Total assets	$445,160	$507,066

LIABILITIES AND STOCKHOLDER'S EQUITY
Mortgage notes payable, net	$249,565	$347,384
Debt associated with property in receivership	99,000	—
Accrued interest associated with property in receivership	9,648	—
Accounts payable, accrued expenses and other liabilities (including amounts due to/(from) related parties of $(280) and $317 at December 31, 2025 and 2024, respectively)	18,739	15,302
Note payable to related parties	650	—
Operating lease liability	—	54,592
Below-market lease liabilities, net	708	1,161
Deferred revenue	2,094	3,041
Total liabilities	380,404	421,480

Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued and outstanding at December 31, 2025 and 2024	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized, 2,692,941 and 2,634,355 shares issued and outstanding as of December 31, 2025 and 2024, respectively	27	27
Additional paid-in capital	731,793	731,429
Accumulated other comprehensive earnings (loss)	—	—
Distributions in excess of accumulated earnings	(667,064)	(645,870)
Total stockholders' equity	64,756	85,586
Non-controlling interests	—	—
Total equity	64,756	85,586
Total liabilities and stockholders' equity	$445,160	$507,066

American Strategic Investment Co.
Supplemental Information
Quarter ended December 31, 2025 (Unaudited)

Consolidated Statements of Operations
Amounts in thousands, except share and per share data

	Three Months Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Revenue from tenants	$6,476	$12,269	$12,222	$12,308

Expenses:
Asset and property management fees to related parties	1,802	1,929	1,682	1,868
Property operating	4,690	6,640	7,987	8,137
Impairment of real estate investments	—	—	30,558	—
Equity-based compensation	90	90	92	92
General and administrative	1,208	1,755	2,172	3,135
Depreciation and amortization	2,594	3,086	3,545	3,591
Total expenses	10,384	13,500	46,036	16,823
Operating loss before gain (loss) on disposition of real estate investments	(3,908)	(1,231)	(33,814)	(4,515)
Gain (loss) on disposal of real estate investments	3,599	44,268	—	—
Operating gain (loss)	(309)	43,037	(33,814)	(4,515)
Other expense:
Interest expense	(4,087)	(4,124)	(4,086)	(2,985)
Interest expense associated with property in receivership	(2,305)	(3,151)	(3,764)	(1,098)
Other income (expense)	4	(8)	4	6
Total other expense, net	(6,388)	(7,283)	(7,846)	(4,077)
Net income (loss) before income taxes	(6,696)	35,754	(41,660)	(8,592)
Income tax expense	—	—	—	—
Net income (loss) and Net income (loss) attributable to common stockholders	$(6,696)	$35,754	$(41,660)	$(8,592)

Basic and Diluted Net Income (Loss) Per Share:
Net income (loss) per share attributable to common stockholders — Basic	$(2.62)	$13.60	$(16.39)	$(3.39)
Weighted average shares outstanding —Basic	2,546,562	2,554,502	2,541,402	2,533,557
Net income (loss) per share attributable to common stockholders — Diluted	$(2.62)	$13.60	$(16.39)	$(3.39)
Weighted average shares outstanding —Diluted	2,546,562	2,629,703	2,541,402	2,533,557

American Strategic Investment Co.
Supplemental Information
Quarter ended December 31, 2025 (Unaudited)

Non-GAAP Measures
Amounts in thousands, except per share data

	Three Months Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
EBITDA:
Net income (loss) and Net income (loss) attributable to common stockholders	$(6,696)	$35,754	$(41,660)	$(8,592)
Depreciation and amortization	2,594	3,086	3,545	3,591
Interest expense	4,087	4,124	7,850	4,083
Interest expense associated with property in receivership	2,305	3,151	—	—
EBITDA	2,290	46,115	(30,265)	(918)
Gain on disposition of real estate assets	(3,599)	(44,268)	—	—
Impairment of real estate investments	—	—	30,558	—
Equity-based compensation	90	90	92	92
Other (income) expense	(4)	8	(4)	(6)
Management fees paid in common stock to the Advisor in lieu of cash	—	—	—	—
Adjusted EBITDA	(1,223)	1,945	381	(832)
Asset and property management fees to related parties	1,802	1,929	1,682	1,868
General and administrative	1,208	1,755	2,172	3,135
NOI	1,787	5,629	4,235	4,171
Accretion of below- and amortization of above-market lease liabilities and assets, net	(27)	(161)	(138)	(12)
Straight-line rent (revenue as a lessor)	53	102	102	102
Straight-line ground rent (expense as lessee)	—	(242)	(3)	(27)
Cash NOI	$1,813	$5,328	$4,196	$4,234

American Strategic Investment Co.
Supplemental Information
Quarter ended December 31, 2025 (Unaudited)

Debt Overview
As of December 31, 2025
Amounts in thousands, except ratios and percentages

Year of Maturity	Number of Encumbered Properties	Weighted-Average Debt Maturity (Years) (1)	Weighted-Average Interest Rate (1) (2)	Total Outstanding Balance (3)(4)
2026	—	—	—%	—
2027	1	1.2	4.7%	140,000
2028	1	2.9	5.1%	10,000
2029	1	3.6	3.9%	51,000
Thereafter	—	—	—%	—
Total Debt	3	1.5	4.5%	$201,000

______
(1)Weighted based on the outstanding principal balance of the debt.
(2)All of the Company’s debt is fixed rate (inclusive of interest rate swaps) as of December 31, 2025.
(3)Excludes the effect of deferred financing costs, net. Current balances as of December 31, 2025 are shown in the year the debt matures.
(4)The total debt for the years ended December 31, 2026 and thereafter does not include the debt related to 400 E. 67th Street and 200 Riverside Boulevard of $50.0 million as this balance was accelerated during November 2025 (see Note 5 in the 2025 Form 10-K) and is therefore due in the year end December 31, 2025.

American Strategic Investment Co.
Supplemental Information
Quarter ended December 31, 2025 (Unaudited)

Top Ten Tenants
As of December 31, 2025
Amounts in thousands, except percentages

Tenant / Lease Guarantor	Property Type	Tenant Industry	Annualized SL Rent (1)	SL Rent Percent	Remaining Lease Term (2)	Investment Grade (3)
Planned Parenthood Federation of America, Inc	Office / Retail	Non-profit	$3,337,000	12%	5.6	Yes
Equinox	Retail	Fitness	2,897,000	10%	12.9	Yes
The City of New York - The Department of Youth and Community	Office	Government / Public Administration	2,215,000	8%	12.0	No
CVS	Retail	Retail	2,161,000	8%	8.7	Yes
United States General Services Administration	Office	Government / Public Administration	2,050,000	7%	1.5	Yes
NYS Licensing	Office	Government / Public Administration	1,833,000	6%	1.6	Yes
Marshalls	Retail	Retail	1,477,000	5%	5.8	Yes
Fundera, Inc.	Office	Financial Services	1,051,000	4%	3.5	No
Universal Services of America,	Office	Office Space	1,020,000	4%	—	Yes
Lenox Hill Garage LLC	Retail	Parking	917,000	3%	11.5	Yes
Subtotal			18,958,000	67%	6.9

Remaining portfolio			9,607,000	33%

Total Portfolio			$28,565,000	100%

——
(1)Calculated using the most recent available lease terms as of December 31, 2025.
(2)Based on straight-line rent as of December 31, 2025.
(3)As used herein, investment grade includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade. Implied investment grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant’s obligation under the lease) or by using a proprietary Moody’s analytical tool, which generates an implied rating by measuring a company’s probability of default. Ratings information is as of December 31, 2025. Top 10 tenants are 44% actual investment grade rated and 25% implied investment grade rated.

American Strategic Investment Co.
Supplemental Information
Quarter ended December 31, 2025 (Unaudited)

Diversification by Property Type
As of December 31, 2025
Amounts in thousands, except percentages

	Total Portfolio
Property Type	Annualized SL Rent (1)	SL Rent Percent	Square Feet	Sq. ft. Percent
Office	$19,217,070	67%	424,608	71%
Retail	8,394,580	29%	147,996	25%
Other	953,000	4%	23,767	4%
Total	$28,564,650	100%	596,371	100%

——
(1)Calculated using the most recent available lease terms as of December 31, 2025.

American Strategic Investment Co.
Supplemental Information
Quarter ended December 31, 2025 (Unaudited)

Diversification by Tenant Industry
As of December 31, 2025
Amounts in thousands, except percentages

	Total Portfolio
Industry Type	Annualized SL Rent (1)	SL Rent Percent	Square Feet (2)	Sq. ft. Percent
government / public administration	$7,722,000	27%	172,832	29%
retail	4,029,000	14%	40,190	7%
non-profit	3,769,000	13%	74,775	13%
office space	2,947,000	10%	90,072	15%
Parking	1,833,000	6%	87,484	15%
Financial Services	1,179,000	4%	21,414	4%
Professional Services	1,050,000	4%	19,748	3%
Technology	787,000	3%	15,136	2%
fitness	2,897,000	10%	30,033	5%
Other [2]	1,598,000	6%	28,894	5%
Total	$28,565,000	100%	596,371	100%

——
(1)Calculated using the most recent available lease terms as of December 31, 2025.
(2)Other includes nine industry types as of December 31, 2025.

American Strategic Investment Co.
Supplemental Information
Quarter ended December 31, 2025 (Unaudited)

Lease Expirations
As of December 31, 2025

Year of Expiration	Number of Leases Expiring	Annualized SL Rent (1)	Annualized SL Rent Percent	Leased Rentable Square Feet	Percent of Rentable Square Feet Expiring
		(In thousands)		(In thousands)
2026	5	1,363	5.0%	29	5.4%
2027	8	5,442	20.1%	124	22.8%
2028	3	1,154	4.3%	26	4.7%
2029	4	1,592	5.9%	32	5.9%
2030	2	1,143	4.2%	29	5.3%
2031	10	5,466	20.2%	98	18.0%
2032	—	—	—%	—	—%
2033	4	1,061	3.9%	21	3.9%
2034	2	2,161	8.0%	10	1.8%
2035	—	—	—%	—	—%
2036	2	365	1.3%	10	1.8%
2037	4	4,048	14.9%	128	23.5%
2038	3	2,897	10.7%	30	5.5%
2039	—	—	—%	—	—%
2040	—	—	—%	—	—%
2041	—	—	—%	—	—%
Thereafter (> 2041)	2	397	1.5%	8	1.4%
Total	49	$27,089	100%	545	100%

——
(1)Calculated using the most recent available lease terms as of December 31, 2025. Includes tenant concessions, such as free rent, as applicable.